                                                                    Exhibit 3(c)

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        THE BROOKLYN UNION GAS COMPANY

               Under Section 807 of the Business Corporation Law


    We the undersigned Elwin S. Larson being the President and Chief Executive Officer and Harold E. H. Knight, Jr. being Vice President and Secretary of The Brooklyn Union Gas Company hereby certify:

    (1) The name of the Corporation is The Brooklyn Union Gas Company.

    (2) The Certificate of Incorporation was filed by the Department of State on the ninth day of September, 1895.

    (3) The text of the Certificate of Incorporation as heretofore amended is hereby restated without further amendment or change to read as hereinafter set forth in full:

                         Certificate of Incorporation
                                      of
                        The Brooklyn Union Gas Company

    Article I. The name of the Corporation is The Brooklyn Union Gas Company.

    Article II. The objects, purposes and powers of the Corporation shall include the manufacture, production, acquisition, purchase, distribution and supply of natural, manufactured or mixed gas and of electricity, for public and private use, in the County of Kings, the County of Queens and the County of Richmond, all in the City and State of New York, and such other purposes and such additional powers as corporations incorporated for the foregoing specified purposes are authorized by law to have and to exercise.

    In furtherance of the foregoing purposes, and not in limitation of the aforesaid objects, purposes and powers, the Corporation shall have the following powers:

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    To produce, manufacture, use, acquire, purchase, store, transport, distribute, sell and deal in gas, electricity and other forms of energy as necessary, incidental or convenient to supplement the supply of gas and electricity;

    To produce, manufacture, use, acquire, purchase, store, sell and deal in derivatives of gas, electricity or other forms of energy; by-products of the manufacture, use and storage of gas, electricity or other forms of energy; instruments and devices for the production, conversion or utilization of energy; energy produced or converted as a by-product or derivative of, or convenient adjunct to, the manufacture and storage of gas, electricity or other forms of energy as aforesaid;

    To purchase, acquire, make, sell, finance, and lease any and all machines, instruments, substances, apparatus and equipment in furtherance of or convenient to the sale of gas or electricity or other forms of energy as aforesaid;

    To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, employ, sell, lend, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, use and otherwise deal in and with bonds and other obligations, shares, or other securities or interests issued by others, whether engaged in similar or different business, governmental, or other activities, all as more fully set forth in Section 202 of the Business Corporation Law of New York State;

    To exercise all of, the powers of a corporation organized for the aforesaid purposes which are or may hereafter be authorized or permitted by law;

    To have and exercise all powers related or incidental to, or necessary or convenient to effect, any or all of the purposes for which the corporation is formed.

    Article III. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

    The office of the Corporation in the State of New York is located in the City of New York, County of Kings and the address to which the Secretary of State of the State of New York shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him is 195 Montague Street, Brooklyn, New York 11201.

    Article IV. The amount of Capital Stock shall be one hundred fifty-seven million five hundred thousand dollars.

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    Article V. The shares which the Corporation may henceforth have are to be classified as follows:

    Nine-Hundred Thousand (900,000) of the shares are to be Cumulative Preferred Stock of the par value of $100 per share (hereinafter called the "Preferred Stock"); two million (2,000,000) of the shares are to be Cumulative Preferred Stock of the par value of $25 per share (hereinafter called the "$25 Cumulative Preferred Stock"); and thirty-five million (35,000,000) of the shares are to be Common Stock of the par value of $.50 per share (hereinafter called the "Common Stock").

    The designations, relative rights, limitations, privileges and voting powers of such classes of stock of the Corporation and the restrictions or qualifications thereof are to be as follows:

                                DIVISION FIRST

    No holder of Common Stock, whether now or hereafter authorized, shall have any preemptive rights as now or hereafter defined by the laws of the State of New York.

                                DIVISION SECOND

    The shares of the Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix at one time or from time to time, before issuance, the designations, preferences, privileges and voting powers of the shares of such series or, if more than one series, of each series, of the Preferred Stock, and the restrictions or qualifications thereof, respectively, in respect to the matters set forth in the paragraphs below lettered (a) to (g), inclusive. All shares of any particular series shall be alike in every particular except as to the date from which dividends shall be cumulative, and the shares of all series shall rank equally and be identical in all respects, except in respect to the matters set forth in the following paragraphs lettered (a) to (g), inclusive:

         (a)  Designation of series;

         (b)  The dividend rate;

         (c) The date from which dividends shall be cumulative and the dates on which dividends, if declared, shall be payable;

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         (d)  The sum per share payable upon the voluntary dissolution, liquidation or winding up of the Corporation, which sum shall be a stated amount (not less than $100) with respect to dissolution, liquidation or winding up during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, and payable out of the net assets of the Corporation.

         (e) The extent to which and, subject to subdivision (B) below (excluding the first sentence thereof), the terms upon which the Preferred Stock shall be redeemable and the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods during which Preferred Stock is redeemable, plus an amount the equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared;

         (f) The price or prices or the rate or rates, if any, at which, and the terms, if any, upon which the shares of any series may be convertible into shares of Common Stock of the Corporation, and the adjustments, if any, in the price or rate at which any such conversion may be made; and

         (g) The terms of any sinking or purchase fund or other arrangements for the redemption or retirement of shares of the Preferred Stock, and any other relative, participating, optional or other rights, preferences, privileges, restrictions or qualifications of the shares of each series, not inconsistent with the provisions applicable to all shares of the Preferred Stock irrespective of series.

    The following provisions shall apply to all shares of the Preferred Stock irrespective of series:

    (A) The holders of the Preferred Stock of each series, in preference to the holders of any junior stock, shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available therefor, cash dividends at the annual rate fixed for such series and no more. Such dividends shall be payable on such dividend dates as may be fixed for said series, respectively, and shall be cumulative from such dates as may be fixed for said series, respectively.

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Dividends in full shall not be paid or set apart for payment on the Preferred
Stock of any one series for any dividend period unless dividends in full have been paid or are set apart for payment on the Preferred Stock of all series for all dividend periods terminating on the same or an earlier date. When the stated dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full. A "dividend period" is the period between any two consecutive dividend payment dates (or, when shares are originally issued, the period from the date from which dividends are cumulative to the first dividend payment date) as fixed for a particular series. Accruals of dividends shall not bear interest.

    In no event so long as any shares of the Preferred Stock shall be outstanding, shall any dividend be paid or declared, nor any distribution made, on any junior stock nor shall any shares of junior stock be purchased, redeemed, or otherwise acquired by the Corporation, nor shall any moneys be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock unless all dividends on the Preferred Stock of all series for all dividend periods terminating on or prior to the date of such declaration, payment or distribution shall have been fully paid or declared and a sum sufficient for the payment thereof set aside; provided that, notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or
(2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

    Subject to the provisions of the preceding paragraph and such further provisions as shall be fixed by the Board of Directors pursuant to paragraphs
(a) to (g) above, and not otherwise, such dividends and distributions as may be determined by the Board of Directors of the Corporation may, from time to time, be declared and paid or made upon shares of junior stock, out of funds legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend or distribution so declared and paid or made upon junior stock.

    (B) To the extent and (subject to the provisions of this subdivision (B) other than this sentence) upon the terms fixed by the Board of Directors with respect to any particular series, the Corporation, at the option of the Board of Directors, may redeem the whole or from time to time any part of one or more series of the Preferred Stock, by paying therefor in cash the amount per share fixed by the Board of Directors for the shares

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

of such series to be redeemed as herein authorized. Such sum is hereinafter in this subdivision referred to as the "redemption price". If less than all outstanding shares of any series are to be redeemed, the shares to be redeemed shall be selected either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. At least thirty (30) days prior to the redemption date, notice of the proposed redemption shall be mailed to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown on the records of the Corporation and the time of mailing such notice shall be deemed to be the time of the giving of such notice. On or after the date of redemption stated in such notice (sometimes referred to in this paragraph as the "redemption date"), each holder of Preferred Stock called for redemption shall surrender his certificate for such stock to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. On and after the redemption date, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price, or, if the Corporation shall so elect, on and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof as a trust fund for the account of the holders of the Preferred Stock entitled thereto, with a bank or trust company doing business in the Borough of Manhattan, City, County and State of New York, having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), all dividends on the Preferred Stock thereby called for redemption notwithstanding that the certificates representing any shares of Preferred Stock called for redemption shall not have been surrendered, shall cease to accrue and, subject to any conversion rights of any particular series which may continue to the close of business of the redemption date, all rights of the holders thereof as stockholders of the Corporation, except only the right, upon surrender of certificates therefor to receive the redemption price thereof, without interest, shall cease and determine, and such shares shall not be deemed to be outstanding for any purpose. Any moneys so deposited and remaining unclaimed at the end of six (6) years from the redemption date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares of Preferred Stock so called for redemption as shall not have made

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

claim against such moneys prior to such repayment to the Corporation shall look only to the Corporation for payment thereof. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time.

    Unless all dividends on the Preferred Stock of all series for all dividend periods terminating on or prior to the date of such redemption or purchase shall have been fully paid or declared and a sum sufficient for the payment thereof set aside, the Corporation may not (other than by the use of unapplied funds, if any, theretofore paid into, or set aside for, a sinking or purchase fund or funds) (i) redeem any shares of the Preferred Stock unless all shares thereof are redeemed or (ii) purchase or otherwise acquire for a consideration any shares of the Preferred Stock except upon conversion or pursuant to offers of sale made by holders of the Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to all holders of record of shares of the Preferred Stock then outstanding. Subject to such restriction, nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock and the same may be retired by the Corporation in any manner provided by law.

    Any shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, including acquisitions upon conversion, shall have the status of authorized and unissued shares, undesignated as to series, and may thereafter in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of the same or another series, subject to the terms and conditions herein provided and subject to any provisions fixed by the Board of Directors with respect to the issuance of additional shares of such series.

    (C) Upon any voluntary liquidation, dissolution or winding up of the Corporation the Preferred Stock of each series shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, the full preferential amount fixed by the Board of Directors for such series as herein authorized, and, in the event of involuntary liquidation, dissolution or winding up of the Corporation, the Preferred Stock of each series shall be entitled to be paid the sum of $100 per share, plus in each case an amount which shall be equal to the dividends accrued and unpaid thereon, whether or not earned or declared, to the date of final distribution to the holder thereof; but the Preferred Stock shall not be entitled to any further payment. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all

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outstanding shares of Preferred Stock of all series of the full amounts to which they are respectively entitled as aforesaid, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Preferred Stock in proportion to the full amount to which each such share is entitled as aforesaid. Neither a consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation, within the meaning of this paragraph.

    (D) Consent of the holders of at least two-thirds in amount of the Preferred Stock at the time outstanding, given in person or by proxy, at a special meeting called for that purpose at which the Preferred Stock shall vote as a class, shall be necessary for effecting or validating

         (1) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, relating to the Preferred Stock which would adversely affect the Preferred Stock; provided, however, that if any such amendment, alteration or repeal shall affect adversely the rights or preferences of one or more, but not all, of the series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of each such series so adversely affected only shall be required in lieu of the consent of the holders of two-thirds of the shares of Preferred Stock as a class; and provided further that, whether or not the holders of the Preferred Stock shall at the time be entitled to elect members of the Board of Directors as provided in subdivision (G) below, an amendment of the Certificate of Incorporation which increases or decreases the number of members of the Board of Directors or provides that the number of such members shall be fixed by the by-laws within minimum and maximum limits shall not be deemed to be an amendment which would adversely affect the Preferred Stock within the meaning of this clause (1); or

         (2) the authorization or creation of shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Preferred Stock, or the authorization or creation of any stock or other securities convertible into or evidencing the right to purchase any such

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              shares having preferences which are in any respect superior to the preferences of the outstanding shares of the Preferred Stock; or

         (3) the issue of any additional shares of the Preferred Stock or of any class of stock ranking on a parity with the Preferred Stock with respect to dividends or rights upon dissolution, liquidation or winding up of the Corporation's affairs, whether voluntary or involuntary, unless the net earnings available for interest for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within such shares are proposed to be issued, have been at least one and one-half times the sum of (a) interest charges for twelve months on the funded debt outstanding at the date of the proposed issue of such shares (excluding any funded debt proposed to be retired in connection with such issue); and (b) the dividend requirements for one full year on all shares of Preferred Stock and all stock ranking on a parity therewith to be outstanding immediately after such proposed issuance, provided, that nothing herein contained shall prevent the Corporation from issuing shares of Preferred Stock or of any class of such parity stock in connection with the purchase, redemption or other acquisition of or in exchange for shares of Preferred Stock if the aggregate amount of annual dividends payable on the shares to be issued shall not exceed the aggregate amount of annual dividends payable on such shares of Preferred Stock.

    (E) Consent of the holders of at least a majority in amount of the Preferred Stock at the time outstanding, given in person or by proxy, at a special meeting called for that purpose at which the Preferred Stock shall vote as a class, shall be necessary for effecting or validating

         (1) the sale, lease or transfer (except to a wholly-owned subsidiary) of all or substantially all of the property or business of the Corporation; or

         (2) a merger or consolidation of the Corporation with any other corporation, unless (i) the company resulting from such merger or consolidation will, immediately after such merger or consolidation, have only such authorized classes of stock and

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              such outstanding shares of stock as would have been permitted immediately prior to such merger or consolidation under the provisions hereof without any consent of the holders of the Preferred Stock, and (ii) each holder of the Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting company. For the purpose of this clause (2), in so far as any earnings test may be applicable, the earnings, interest charges on funded debt and dividend requirements of the merging or consolidating companies shall be determined on a combined basis.

    (F) No holder of the Preferred Stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

    (G) Except as and to the extent otherwise provided herein or required by law, the Preferred Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Corporation, or otherwise to participate in any action taken by the Corporation or the stockholders thereof; provided, however, that whenever dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to four full quarterly dividends on all shares of such Preferred Stock then outstanding, the holders of shares of the Preferred Stock, voting separately as a class and regardless of series, shall be entitled to elect two directors, and the holders of any other class or classes of stock of the Corporation entitled to vote for the election of directors shall be entitled, voting separately, to elect the remainder of the Board of Directors of the Corporation, as then constituted. The right of the holders of the Preferred Stock voting separately as a class to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Preferred Stock shall have been paid in full, or declared and set apart for payment (and such dividends shall be paid, or declared and set apart for payment, out of assets available therefor as soon as is reasonably

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practicable, at which time the right of the holders of shares of the Preferred
Stock voting separately as a class to elect members of the Board of Directors as aforesaid and the right of any other class or classes of stock of the Corporation entitled to vote for the election of directors voting separately to elect the remainder of the Board of Directors as aforesaid shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

    The aforesaid rights of the Preferred Stock and of any other class or classes of stock of the Corporation to vote separately for the election of members of the Board of Directors may be exercised at any annual meeting of stockholders of the Corporation or at a special meeting of stockholders of the Corporation held for the purpose of electing directors.

    At such time when the right of the holders of the Preferred Stock to elect members of the Board of Directors as aforesaid shall have become vested as aforesaid, a special meeting of stockholders of the Corporation may be called and held for the purpose of electing directors in the following manner (unless under the provisions of the by-laws of the Corporation, as then in effect, an annual meeting of stockholders of the Corporation is to be held within sixty
(60) days after the vesting in the holders of the Preferred Stock of the right to elect members of the Board of Directors).

    Upon the written request of any holder of record of the Preferred Stock then outstanding, regardless of series, addressed to the Secretary of the Corporation, the Secretary or an Assistant Secretary of the Corporation shall call a special meeting of the stockholders entitled to vote for the election of directors, for the purpose of electing the members of the Board of Directors to be elected by the vote of the Preferred Stock, and the remainder of the Board of Directors to be elected by the vote of such other class or classes of stock as may then be entitled to voted for the election of directors, voting separately as hereinbefore provided. Such meeting shall be held within fifty (50) days after personal service of the said written request upon the Secretary of the Corporation, or within fifty (50) days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, but not less than ten (10) nor more than forty (40) days after the notice of the meeting is given to the stockholders.
If such meeting shall not be called within twenty (20) days of such personal service or mailing, then the holders of record of five per cent (5%) of the Preferred Stock then outstanding, regardless of series, may designate in writing any holder of record of the Preferred Stock to call such special meeting at the expense of the Corporation,

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and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Corporation. Any holder of the Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing said meeting to be called as aforesaid.

    At any annual or special meeting held for the purpose of electing directors when the holders of the Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the class or classes of stock of the Corporation other than the Preferred Stock entitled to elect directors as aforesaid shall be required to constitute a quorum of such class or classes for the election of directors by such class or classes, and the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the Preferred Stock shall be required to constitute a quorum of such class for the election of directors by such class.

    At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid, or at any adjournment thereof, (a) the absence of a quorum of the Preferred Stock shall not prevent the election of directors to be elected by the holders of stock other than the Preferred Stock and the absence of a quorum of stock other than the Preferred Stock shall not prevent the election of the directors to be elected by the Preferred Stock, or prevent the Preferred Stock from designating, upon the failure of the then acting Board of Directors so to designate, the directors whose terms of office shall terminate upon the election and qualification of their successors, and (b) in the absence of such quorum, either of the Preferred Stock or of stock other than the Preferred Stock, or both, a majority of the holders present in person or by proxy of the stock, or stocks, which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present. The term of office of the directors in office at any time when the holders of the Preferred Stock, voting separately as a class, shall as aforesaid be entitled to elect directors, shall terminate upon the election of any new directors to succeed them at any meeting of stockholders.

    Upon any termination of the right of the holders of the Preferred Stock to elect members of the Board of Directors as aforesaid, the term of office of the directors then in office

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shall terminate upon the election of a new Board of Directors at a meeting of the holders of the class or classes of stock of the Corporation then entitled to vote for directors, which meeting may be held at any time after such termination of such right, and shall be called upon request of any holder of record of such class or classes of stock then entitled to vote for directors, in like manner and subject to similar conditions as hereinbefore in this paragraph (G) provided with respect to the call of a special meeting of stockholders for the election of directors by the holders of the Preferred Stock.

   In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock as aforesaid, or of a successor to any such director, the remaining director so elected may elect a successor or successors to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of the Preferred Stock as aforesaid. Likewise, in case of any vacancy in the office of a director occurring (at a time when the holders of the Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid) among the directors elected by the holders of the class or classes of stock of the Corporation other than the Preferred Stock, or of a successor to any such director, the remaining directors so elected, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by such holders of the class or classes of stock of the Corporation other than the Preferred Stock. In case, at a time when the holders of the Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid, holders of the class or classes of stock of the Corporation other than the Preferred Stock shall become entitled to elect an additional director or directors by reason of an increase in the aggregate membership of the Board of Directors, the additional director or directors may be elected by the directors elected by the holders of the class or classes of stock of the Corporation other than the Preferred Stock, by affirmative vote of a majority thereof, and the additional director or directors so elected shall be deemed to have been elected by the holders of the class or classes of stock of the Corporation other than the Preferred Stock.

   Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling and except, as regards any special rights of any series of the Preferred Stock, as provided in the resolutions creating such series, whenever shares of two or more series of the Preferred

Stock are outstanding, no particular series of the Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

    (H) Wherever used in this Article and in any resolution adopted by the Board of Directors providing for the issue of any particular series of Preferred Stock as herein authorized, the following terms shall have the meanings set forth below.

   The term "junior stock" means any stock of the corporation over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

   The term "accrued dividends", when used with reference to any shares of Preferred Stock of any series, means an amount computed at the annual dividend rate for the particular series determined by the Board of Directors as herein authorized, from the date or dates from which the dividends on such shares become cumulative to the date to which dividends are stated to be accrued less the aggregate of the dividends theretofore paid thereon.

   The term "subsidiary" means a corporation at least fifty-one per cent (51%) of the capital stock of which having voting power for the election of directors (either at all times or so long as no senior stock has voting power for the election of directors because of defaulted dividends) is at the time in question owned or controlled by the Corporation, directly or indirectly through one or more subsidiaries.

   The term "net earnings available for interest" means the net earnings of the Corporation, or the consolidated net earnings of the Corporation and its subsidiaries if there shall be any subsidiaries, available for interest on funded debt before deducting taxes based on net income and in accordance with generally accepted accounting practice. In computing such net earnings, (i) there shall be included the net earnings available for interest on funded debt of all properties owned by the Corporation and its subsidiaries, if any, at the date of such computation and of all properties to be acquired by the Corporation and its subsidiaries, if any, with the proceeds of any stock in connection with the proposed issuance of which such computation is made, the net earnings available for interest on funded debt of any such property to be computed, in the manner stated above, as if such property had been owned by the Corporation or its subsidiaries, if any, during the entire period for which such computation is made, (ii) appropriate adjustment shall be made to give effect to any changes in such net earnings resulting from any redemption, acquisition, purchase, sale or exchange of securities by the Corporation or its subsidiaries, if any, either prior to the issuance of the stock then to be issued or in connection therewith, (iii) no effect shall be given to any discount or expense applicable to securities of the Corporation or its subsidiaries, if any, outstanding at any time during the period for which the computation is made, and (iv) interest credits charged to construction shall be added to net earnings.

   The term "funded debt" means any indebtedness maturing by its terms more than twelve months from the date of the original creation thereof and shall include all such indebtedness issued, assumed or guaranteed by the Corporation or any subsidiary.

   The certificate of any firm of independent public accountant of recognized standing, selected by the Board of Directors, shall be conclusive evidence of the amount of net earnings available for interest and of the amount of any items used in ascertaining any of the amounts required to be determined in this Article or in any resolution adopted by the Board of Directors pursuant to this Article.

                                DIVISION THIRD

                The $25 Cumulative Preferred Stock shall be a class of stock ranking on a parity with the Preferred Stock both in the.payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                The shares of the $25 Cumulative Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix at one time or from time to time, before issuance, the designations, preferences, privileges and voting powers of the shares of such series or, if more than one series, of each series, of the $25 Cumulative Preferred Stock, and the restrictions or qualifications thereof, respectively, in respect to the matters set forth in the paragraphs below lettered (a) to (g), inclusive. All shares of any particular series shall be alike in every particular except as to the date from which dividends shall be cumulative, and the shares of all series shall rank equally and be identical in all respects, except in respect to the matters set forth in the following paragraphs lettered
        (a) to (g), inclusive:

        (a) Designation of series;

    (b) The dividend rate;

    (c) The date from which dividends shall be cumulative;

    (d) The sum or sums per share payable upon the voluntary and involuntary dissolution, liquidation or winding up of the Corporation, which sum or sums shall be a stated amount (not less than $25) with respect to dissolution, liquidation or winding up during any specified period or periods, plus an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared, and payable out of the net assets of the Corporation;

    (e) The extent to which and, subject to subdivision (B) below (excluding the first sentence thereof), the terms upon which the $25 Cumulative Preferred
Stock shall be redeemable and the redemption price or prices per share, which prices, in each and every case, shall be a stated amount with respect to redemption during any specified period or periods during which the $25 Cumulative Preferred Stock is redeemable, plus an amount equal to the dividends accrued and unpaid thereon to the date fixed for redemption, whether or not earned or declared;

    (f) The price of prices or the rate or rates, if any, at which, and the terms, if any, upon which the shares of any series may be convertible into shares of Common Stock of the Corporation, and the adjustments, if any, in the price or rate at which any such conversion may be made; and

    (g) The terms of any sinking or purchase fund or other arrangements for the redemption or retirement of shares of the $25 Cumulative Preferred Stock, and any other relative, participating, optional or other rights, preferences, privileges, restrictions or qualifications of the shares of each series, not inconsistent with the provisions applicable to all shares of the $25 Cumulative Preferred Stock irrespective of series.

   The following provisions shall apply to all shares of the $25 Cumulative Preferred Stock irrespective of series.

    (A) The holders of the $25 Cumulative Preferred Stock of each series, in preference to the holders of any junior stock, shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available therefor, cash dividends at the annual rate fixed for such series and no more. Such dividends shall be cumulative from such dates as may be fixed for said series, respectively. Dividends in full shall not be paid or set apart for payment on the $25 Cumulative Preferred Stock of any one series for any dividend period unless dividends in full have been paid or are set apart for payment on the $25 Cumulative Preferred Stock of all series for all dividend periods terminating on the same or an earlier date. When the stated dividends are not paid in full on all series of the $25 Cumulative Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full. A "dividend period" is the period between any two consecutive dividend payment dates (or, when shares are originally issued, the period from the date from which dividends are cumulative to the first dividend payment date) as fixed for a particular series. Accruals of dividends shall not bear interest.

   No dividends shall be paid on, or declared or set side for, any share of the $25 Cumulative Preferred Stock or any share of Preferred Stock of any series for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on, or declared and set aside for, all shares of the $25 Cumulative Preferred Stock and all shares of Preferred Stock of all series then issued and outstanding and entitled to receive dividends. The dates on which dividends, if declared, shall be payable on shares of all series of the $25 Cumulative Preferred Stock and Preferred Stock shall be March 1, June 1, September 1 and December 1 of each year, commencing with the date determined for a particular series by the Board of Directors when fixing the designation, relative rights, preferences and limitations of the shares of such series.

   In no event so long as any shares of the $25 Cumulative Preferred Stock shall be outstanding, shall any dividend be paid or declared, nor any distribution made, on any junior stock nor shall any shares of Junior stock be purchased, redeemed, or otherwise acquired by the Corporation, nor shall any moneys be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock, unless all dividends on the $25 Cumulative Preferred Stock of all series for all dividend periods terminating on or prior to the date of such declaration, payment or distribution shall have been fully paid or declared and a sum sufficient for the payment thereof set aside; provided that notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or (2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

   Subject to the provisions of the preceding paragraph and such further provisions as shall be fixed by the Board of Directors pursuant to paragraphs
(a) to (g) above, and not otherwise, such dividends and distributions as may be determined by the Board of Directors of the Corporation may, from time to time, be declared and paid or made upon shares of junior stock, out of funds legally available therefor, and the $25 Cumulative Preferred Stock shall not be entitled to participate in any such dividend or distribution so declared and paid or made upon junior stock.

  (B) To the extent and (subject to the provisions of this subdivision (B) other than this sentence) upon the terms fixed by the Board of Directors with respect to any particular series, the Corporation, at the option of the Board of Directors, may redeem the whole or from time to time any part of one or more series of the $25 Cumulative Preferred Stock, by paying therefor in cash the amount per share fixed by the Board of Directors for the shares of such series
to be redeemed as herein authorized.   Such sum is hereinafter in this
subdivision referred to as the "redemption price". If less than all outstanding shares of any series are to be redeemed, the shares to be redeemed shall be selected either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. At least thirty (30) days prior to the redemption date, notice of the proposed redemption shall be mailed to the holders of record of the $25 Cumulative Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown on the records of the Corporation and the time of mailing such notice shall be deemed to be the time of the giving of such notice. On or after the date of redemption stated in such notice (sometimes referred to in this paragraph as the "redemption date"), each holder of $25 Cumulative Preferred Stock called for redemption shall surrender his certificate for such stock to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. On and after the redemption date, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price, or, if the Corporation shall so elect, on and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof as a trust fund for the account of the holders of the $25 Cumulative Preferred Stock entitled thereto, with a bank or trust company doing business in the Borough of Manhattan,

City, County and State of New York, having capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000), all dividends on the $25 Cumulative Preferred Stock thereby called for redemption, notwithstanding that the certificates representing any shares of $25 Cumulative Preferred Stock called for redemption shall not have been surrendered, shall cease to accrue and, subject to any conversion rights of any particular series which may continue to the close of business of the redemption date, all rights of the holders thereof as stockholders of the Corporation, except only the right, upon surrender of certificate therefor to receive the redemption price thereof, without interest, shall cease and determine, and such shares shall not be deemed to be outstanding for any purpose. Any moneys so deposited and remaining unclaimed at the end of six (6) years from the redemption date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares of $25 Cumulative Preferred Stock so called for redemption as shall not have made claim against such moneys prior to such repayment to the Corporation shall look only to the Corporation for payment thereof. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time.

   Unless all dividends on the $25 Cumulative Preferred Stock of all series for all dividend periods terminating on or prior to the date of such redemption or purchase shall have been fully paid or declared and a sum sufficient for the payment thereof set aside, the Corporation may not other than by the use of unapplied funds, if any, theretofore paid into, or set aside for, a sinking or purchase fund or funds (i) redeem any shares of the $25 Cumulative Preferred Stock unless all shares thereof and all shares of Preferred Stock are redeemed or (ii) purchase or otherwise acquire for a consideration any shares of the $25 Cumulative Preferred Stock except upon conversion or pursuant to offers of sale made by holders of the $25 Cumulative Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to all holders of record of shares of the $25 Cumulative Preferred Stock and of shares of the Preferred Stock then outstanding. Subject to such restriction, nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the $25 Cumulative Preferred Stock and the same may be retired by the Corporation in any manner provided by law.

   Any shares of $25 Cumulative Preferred Stock, redeemed, purchased or otherwise acquired by the Corporation, including acquisitions upon conversion, shall have the status of authorized and unissued shares, undesignated as to series, and may thereafter in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of the same or another series, subject to the terms and conditions herein provided and subject to any provisions fixed by the Board of Directors with respect to the issuance of additional shares of such series.

  (C) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the $25 Cumulative Preferred Stock of each series shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, the full preferential amounts (not less than $25 per share) fixed by the Board of Directors for such series as herein authorized, plus in each case an amount which shall be equal to the dividends accrued and unpaid thereon, whether or not earned or declared, to the date of final distribution to the holder thereof; but the $25 Cumulative Preferred Stock shall not be entitled to any further payment. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding shares of $25 Cumulative Preferred Stock of all series of the full amounts to which they are respectively entitled as aforesaid, then the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of $25 Cumulative Preferred Stock in proportion to the full amount to which each such share is entitled as aforesaid. Neither a consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation, within the meaning of this paragraph subdivision (C).

  If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation available for distribution shall be insufficient to permit the payment to all outstanding shares of $25 Cumulative Preferred Stock and all outstanding shares of Preferred Stock of all series of the full amounts to which they are respectively entitled, then such outstanding shares of $25 Cumulative Preferred Stock and outstanding shares of Preferred Stock of all series shall share ratably in any such distribution of assets in proportion to the full amounts to which they are respectively entitled if all such amounts were paid in full.

  (D) Consent of the holders of at least two-thirds in amount of the $25 Cumulative Preferred Stock at the time outstanding, given in person or by proxy, at a special meeting called for that purpose at which the $25 Cumulative Preferred Stock shall vote as a class, shall be necessary for effecting or validating

    (1) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, relating to the $25 Cumulative Preferred Stock which would adversely affect the $25 Cumulative Preferred Stock; provided, however, that if any such amendment, alteration or repeal shall affect adversely the rights or preferences of one or more, but not all, of the series of $25 Cumulative Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of each such series so adversely affected only shall be required in lieu of the consent of the holders of two-thirds of the shares of $25 Cumulative Preferred Stock as a class; and provided further that, whether or not the holders of the $25 Cumulative Preferred Stock shall at the time be entitled to elect members of the Board of Directors as provided in subdivision (G) below, an amendment of the Certificate of Incorporation which increases or decreases the number of members of the Board of Directors or provide that the number of such members shall be fixed by the by-laws within minimum and maximum limits shall not be deemed to be an amendment which would adversely affect the $25 Cumulative Preferred Stock within the meaning of this clause (1); or

    (2) the authorization or creation of shares having preferences which are in any respect superior to the preferences of the outstanding shares of the $25 Cumulative Preferred Stock, or the authorization or creation of any stock or other securities convertible into or evidencing the right to purchase any such shares having preferences which are in any respect superior to the preferences of the outstanding shares of the $25 Cumulative Preferred Stock; or

    (3) the issue of any additional shares of the $25 Cumulative Preferred Stock or of any class of stock ranking on a parity with the $25 Cumulative Preferred Stock with respect to dividends or rights upon dissolution, liquidation or winding up of the Corporation's affairs, whether voluntary or involuntary, unless the net earnings available for interest for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within such shares are proposed to be issued, have been at least one and one-half times the sum of (a) interest charges for twelve months on the funded debt outstanding at the date of the proposed issue of such shares (excluding any funded debt proposed to be retired in connection with such issue); and (b) the dividend requirements for one full year on all shares of $25 Cumulative Preferred Stock and all stock ranking on a parity therewith to be outstanding immediately after such proposed issuance, provided, that nothing herein contained shall prevent the Corporation from issuing shares of $25

  Cumulative Preferred Stock or of any class of such parity stock in connection with the purchase, redemption or other acquisition of or in exchange for shares of $25 Cumulative Preferred Stock or any shares of any class of such parity stock if the aggregate amount of annual dividends payable on the shares to be issued shall not exceed the aggregate amount of annual dividends payable on such shares so purchased, redeemed, acquired or exchanged.

    (E) Except as and to the extent otherwise required by law, consent of the holders of at least a majority in amount of the $25 Cumulative Preferred Stock at the time outstanding, given in person or by proxy, at a special meeting called for that purpose at which the $25 Cumulative Preferred Stock shall vote as a class, shall be necessary for effecting or validating

        (1) the sale, lease or transfer (except to a wholly-owned subsidiary) of all or substantially all of the property or business of the Corporation; or

        (2) a merger or consolidation of the Corporation with any other corporation, unless (i) the company resulting from such merger or consolidation will, immediately after such merger or consolidation, have only such authorized classes of stock and such outstanding shares of stock as would have been permitted immediately prior to such merger or consolidation under the provisions hereof without any consent of the holders of the $25 Cumulative Preferred Stock, and (ii) each holder of the $25 Cumulative Preferred Stock immediately preceding such merger or consolidation shall receive, the same number of shares, with the same rights and preferences, of the resulting company. For the purpose of this clause (2), in so far as any earnings test may be applicable, the earnings, interest charges on funded debt and dividend requirements of the merging or consolidating companies shall be determined on a combined basis.

    (F) No holder of the $25 Cumulative Preferred Stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights as now or hereafter defined by the laws of the State of New York.

    (G) Except as and to the extent otherwise provided herein or required by law, the $25 Cumulative Preferred Stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Corporation, or otherwise to participate in any action taken by the Corporation or the stockholders thereof; provided, however, that whenever dividends payable on the $25 Cumulative Preferred Stock shall be in default in an aggregate amount equivalent to four full quarterly dividends on all shares of such $25 Cumulative Preferred Stock then outstanding, the holders of shares of the $25 Cumulative Preferred Stock, voting separately as a class and regardless of series, shall be entitled to elect two directors, and the holders of any other class or classes of stock of the Corporation entitled to vote for the election of directors shall be entitled, voting separately, to elect the remainder of the Board of Directors of the Corporation, as then constituted. The right of the holders of the $25 Cumulative Preferred Stock voting separately as a class to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the $25 Cumulative Preferred Stock shall have been paid in full, or declared and set apart for payment (and such dividends shall be paid, or declared and set apart for payment, out of assets available therefor as soon as is reasonably practicable), at which time the right of the holders of shares of the $25 Cumulative Preferred Stock voting separately as a class to elect members of the Board of Directors as aforesaid and the right of any other class or classes of stock of the Corporation entitled to vote for the election of directors voting separately to elect the remainder of the Board of Directors as aforesaid shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

   The aforesaid rights of the $25 Cumulative Preferred Stock and of any other class or classes of stock of the Corporation to vote separately for the election of members of the Board of Directors may be exercised at any annual meeting of stockholders of the Corporation or at a special meeting of stockholders of the Corporation held for the purpose of electing directors.

   At such time when the right of the holders of the $25 Cumulative Preferred Stock to elect members of the Board of Directors as aforesaid shall have become vested as aforesaid, a special meeting of stockholders of the Corporation may be called and held for the purpose of electing directors in the following manner (unless under the provisions of the by-laws of the Corporation, as then in effect, an annual meeting of stockholders of the Corporation is to be held within sixty (60) days after the vesting in the holders of the $25 Cumulative Preferred Stock of the right to elect members of the Board of Directors).

   Upon the written request of any holder of record of the $25 Cumulative Preferred Stock then outstanding, regardless of series, addressed to the Secretary of the Corporation, the Secretary or an Assistant Secretary of the Corporation shall call a special meeting of the stockholders entitled to vote for the election of directors, for the purpose of electing the members of the Board of Directors to be elected by the vote of the $25 Cumulative Preferred Stock, and the remainder of the Board of Directors to be elected by the vote of such other class or classes of stock as may then be entitled to vote for the election of directors, voting separately as hereinbefore provided. Such meeting shall be held within fifty (50) days after personal service of the said written request upon the Secretary of the Corporation, or within fifty (50) days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, but not less that ten (10) nor more than forty (40) days after the notice of the meeting is given to the stockholders. If such meeting shall not be called within twenty
(20) days of such personal service or mailing, then the holders of record of five per cent (5%) of the $25 Cumulative Preferred Stock then outstanding, regardless of series, may designate in writing any holder of record of the $25 Cumulative Preferred Stock to call such special meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Corporation.
Any holder of the $25 Cumulative Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing said meeting to be called as aforesaid.

   At any annual or special meeting held for the purpose of electing directors when the holders of the $25 Cumulative Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock entitled to elect directors as aforesaid shall be required to constitute a quorum of such class or classes for the election of directors by such class or classes, and the presence in person or by proxy of the holders of a majority of the total number of outstanding shares of the $25 Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of directors by such class.

   At any meeting held for the purpose of electing directors at which the holders of the $25 Cumulative Preferred Stock shall have the right, voting separately as a class, to elect directors as aforesaid, or at any adjournment thereof, (a) the absence of a quorum of the $25 Cumulative Preferred Stock shall not prevent the election of directors to be elected by the holders of stock other than the $25 Cumulative Preferred Stock and the absence of a quorum of stock other than the $25 Cumulative Preferred Stock shall not prevent the election of the directors to be elected by the $25 Cumulative Preferred Stock, or prevent the $25 Cumulative Preferred Stock from designating, upon the failure of the then acting Board of Directors so to designate, the directors whose terms of office shall terminate upon the election and qualification of their successors, and (b) in the absence of such quorum, either of the $25 Cumulative Preferred Stock or of stock other than the $25 Cumulative Preferred Stock, or both, a majority of the holders present in person or by proxy of the stock, or stocks, which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present. The term of office of the directors in office at any time when the holders of the $25 Cumulative Preferred Stock, voting separately as a class, shall as aforesaid be entitled to elect directors, shall terminate upon the election of any new directors to succeed them at any meeting of stockholders.

   Upon any termination of the right of the holders of the $25 Cumulative Preferred Stock to elect members of the Board of Directors as aforesaid, the term of office of the directors then in office shall terminate upon the election of a new Board of Directors at a meeting of the holders of the class or classes of stock of the Corporation then entitled to vote for directors, which meeting may be held at any time after such termination of such right, and shall be called upon request of any holder of record of such class or classes of stock then entitled to vote for directors, in like manner and subject to similar conditions as hereinbefore in this paragraph (G) provided with respect to the call of a special meeting of stockholders for the election of directors by the holders of the $25 Cumulative Preferred Stock.

   In case of any vacancy in the office of a director occurring among the directors elected by the holders of the $25 Cumulative Preferred Stock as aforesaid, or of a successor to any such director, the remaining director so elected may elect a successor or successors to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of the $25 Cumulative Preferred Stock as aforesaid. Likewise, in case of any vacancy in the office of the director occurring (at a time when the holders of the $25 Cumulative Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid) among the directors elected by the holders of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock, or of a successor to any such director, the remaining directors so elected, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, and such successor or successors shall be deemed to have been elected by such holders of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock. In case, at a time when the holders of the $25 Cumulative Preferred Stock shall be entitled to elect members of the Board of Directors as aforesaid, holders of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock shall become entitled to elect an additional director or directors by reason of an increase in the aggregate membership of the Board of Directors, the additional director or directors may be elected by the directors elected by the holder of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock, by affirmative vote of a majority thereof, and the additional director or directors so elected shall be deemed to have been elected by the holders of the class or classes of stock of the Corporation other than the $25 Cumulative Preferred Stock.

   Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling and except, as regards any special rights of any series of the $25 Cumulative Preferred Stock, as provided in the resolutions creating such series, whenever shares of two or more series of the $25 Cumulative Preferred Stock are outstanding, no particular series of the $25 Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the $25 Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

    (H) Wherever used in this Article and in any resolution adopted by the Board of Directors providing for the issue of any particular series of $25 Cumulative Preferred Stock as herein authorized, the following terms shall have the meanings set forth below.

   The term "junior stock" means any stock of the Corporation over which the $25 Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

   The term "accrued dividends", when used with reference to any shares of $25 Cumulative Preferred Stock of any series, means an amount computed at the annual dividend rate for the particular series determined by the Board of Directors as herein authorized, from the date or dates from which the dividends on such shares become cumulative to the date to which dividends are stated to be accrued less the aggregate of the dividends theretofore paid thereon.

   The term "subsidiary" means a corporation at least fifty-one per cent (51%) of the capital stock of which having voting power for the election of directors (either at all times or so long as no senior stock has voting power for the election of directors because of defaulted dividends) is at the time in question owned or controlled by the Corporation, directly or indirectly through one or more subsidiaries.

   The term "net earnings available for interest" means the net earnings of the Corporation, or the consolidated net earnings of the Corporation and its subsidiaries if there shall be any subsidiaries, available for interest on funded debt before deducting taxes based on net income and in accordance with generally accepted accounting practice. In computing such net earnings, (i) there shall be included the net earnings available for interest on funded debt of all properties owned by the Corporation and its subsidiaries, if any, at the date of such computation and of all properties to be acquired by the Corporation and its subsidiaries, if any, with the proceeds of any stock in connection with the proposed issuance of which such computation is made, the net earnings available for interest on funded debt of any such property to be computed, in the manner stated above, as if such property had been owned by the Corporation or its subsidiaries, if any, during the entire period for which such computation is made, (ii) appropriate adjustment shall be made to give effect to any changes in such net earnings resulting from any redemption, acquisition, purchase, sale or exchange of securities by the Corporation or its subsidiaries, if any, either prior to the issuance of the stock then to be issued or in connection therewith, (iii) no effect shall be given to any discount or expense applicable to securities of the Corporation or its subsidiaries, if any, outstanding at any time during the period for which the computation is made, and
(iv) interest credits charged to construction shall be added to net earnings.

   The term "funded debt" means any indebtedness maturing by its terms more than twelve months from the date of the original creation thereof and shall include all such indebtedness issued, assumed or guaranteed by the Corporation or any subsidiary.

  The certificate of any firm of independent public accountants of recognized standing, selected by the Board of Directors, shall be conclusive evidence of the amount of net earnings available for interest and of the amount of any items used in ascertaining any of the amounts required to be determined in this Article or in any resolution adopted by the Board of Directors pursuant to this Article.

  Article VI.

  (1)  Series B Preferred Stock

  150,000 authorized shares of Preferred Stock, of the par value of $100 each, none of which has been issued, shall be issued in and as a series to be designated "4.60% Cumulative Preferred Stock, Series B, $100 par value". Said series is hereinafter called the "Series B Preferred Stock". The term "Preferred Stock" as used herein shall include all shares of the Cumulative Preferred Stock, $100 par value, authorized by the Certificate of Incorporation of the Corporation, of which the Series B Preferred Stock is a series.

  The designation, relative rights, preferences and limitations of all shares of the Series B Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, shall, as fixed by the Corporation's Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, and as permitted by Section 502 of the Business Corporation Law, be as follows:

  A. The annual dividend rate for the Series B Preferred Stock shall be 4.60% per annum of the par value thereof; the dates on which dividends shall be payable, if declared, shall be March 1, June 1, September 1 and December 1 of each year, and the date from and after which dividends on the Series B Preferred Stock shall be cumulative is March 1, 1965.

  B. The Series B Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole at any time or from time to time in part, on the notice and otherwise upon the terms set forth in the Certificate of Incorporation of the Corporation, at the following redemption prices:

                                                            Price
                                                            Per Share
                                                            ---------
        If redeemed prior to March 1, 1975,                    $105
        If redeemed on or after March 1, 1975,
           and prior to March 1, 1980,                          104
        If redeemed on or after March 1, 1980,
           and prior to March 1, 1985, and                      103
        If redeemed on or after March 1, 1985,                  102

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared; provided, however, that prior to March 1, 1970 none of the shares of the Series B Preferred Stock may be redeemed directly or indirectly from the proceeds of, or in anticipation of, any refunding operation through the incurring of debt, or through the issuances of Preferred Stock (or of any other class of stock ranking prior to or on a parity with the Series B Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up) if such debt has an interest cost, or such Preferred Stock or other stock has a dividend cost to the Corporation, calculated in each case in accordance with customary financial practice, of less than 4.60%.

   The Series B Preferred Stock shall also be subject to redemption through the operation of the Sinking Fund established in paragraph D below at the redemption price (the "Sinking Fund Redemption Price") of $100 per share, plus an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared.

   In addition, the Corporation shall have the right, at its option, to redeem at the Sinking Fund Redemption Price on March 1, 1970 and on any March 1 thereafter a number of shares of Series B Preferred Stock up to, but not exceeding, the number of shares which on such March 1 the Corporation is obligated to redeem pursuant to the Sinking Fund established in paragraph D below (computed before deduction of any credits permitted under said paragraph
D). This right shall not be cumulative and shall be lost to the extent not exercised on any such March 1. Any shares redeemed pursuant to this paragraph shall not be considered as having been redeemed through the operation of such Sinking Fund and therefore shall be available at the election of the Corporation as a credit against the Sinking Fund established in paragraph D below.

   Whenever some but less than all shares of Series B Preferred Stock are to be redeemed, the Corporation shall redeem that portion (to the nearest 10 shares) of the shares held by each holder which bears the same ratio to the aggregate number of shares held by such holder as the number of shares to be redeemed bears to the aggregate number of shares of Series B preferred Stock outstanding. For the purpose of this paragraph, the stock books of the Corporation shall be conclusive as to the persons, firms or corporations holding shares of Series B Preferred Stock.

    Shares of Series B Preferred Stock redeemed shall not be reissued or otherwise disposed of as shares of Series B Preferred Stock.

    C. Upon any voluntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, an amount equal to the then applicable optional redemption price fixed in the foregoing paragraph B, plus an amount which shall be equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

    D. There shall be a sinking fund (hereinafter called the "Sinking Fund") for the benefit of the shares of Series B Preferred Stock. For the purposes of the Sinking Fund, out of any net assets of the Corporation legally available therefor remaining after full cumulative dividends upon all series of the Preferred Stock then outstanding to the end of the last preceding dividend period therefor shall have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the Corporation shall set aside in cash annually on March 1 in each year commencing with March 1, 1970, so long as there shall be outstanding any shares of Series B Preferred Stock, an amount sufficient to redeem, at the Sinking Fund Redemption Price, 2% of the highest number of shares of Series B Preferred Stock outstanding at any time prior to the close of business on March 1, 1970; provided, however, that there shall be allowed to the Corporation as a credit thereagainst shares of Series B
Preferred Stock which the Corporation may have redeemed (otherwise than through the operation of the Sinking Fund established in this paragraph D) which have not theretofore been used for the purpose of any such credit and which the Corporation shall elect to apply as a credit against the Sinking Fund. The Sink-ing Fund shall be cumulative so that if on any such March 1 the net assets of the Corporation legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend shall be paid or declared, or any distribution made, on any junior stock or any shares of junior stock shall be purchased, redeemed, or otherwise acquired by the Corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock. Notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or (2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

    Moneys in the Sinking Fund shall be applied on such March 1 to the redemption of shares of Series B Preferred Stock as above provided, and the Corporation shall pay on such redemption from its general funds an amount equal to the accrued and unpaid dividends on the shares so called for redemption. The Corporation shall, prior to each such Sinking Fund redemption, give notice of redemption in the manner provided in the Certificate of Incorporation of the Corporation of such number of shares of Series B Preferred Stock as may be required to exhaust the Sinking Fund. The term "junior stock" as used in this paragraph D shall have the meaning assigned to that term herein.

    If for any reason the aggregate amount required to be set aside for the Sinking Fund shall not have been set aside in full through the last preceding March 1, the Corporation shall, so long as any such deficiency exists, set aside or apply to the sinking or purchase fund for each series of Preferred Stock, including the Series B Preferred Stock, only such amounts as shall be in proportion to the respective amounts which would be set aside or payable on account of each such sinking or purchase fund if such sinking or purchase fund were set aside or paid in full.

    (2) Series C Preferred Stock

    150,000 authorized shares of Preferred Stock, of the par value of $100 each, none of which has been issued, shall be issued in and as a series to be designated "8.60% Cumulative Preferred Stock, Series C, $100 par value". Said series is hereinafter called the "Series C Preferred Stock". The term "Preferred Stock" as used herein shall include all shares of the Cumulative Preferred Stock, $100 par value, authorized by the Certificate of Incorporation of the Corporation, of which the Series C Preferred Stock is a series.

    The designation, relative rights, preferences and limitations of all shares of the Series C Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filled pursuant to law, shall, as fixed by the Corporation's Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, and as permitted by Section 502 of the Business Corporation Law, be as follows:

    A. The annual dividend rate for the Series C Preferred Stock shall be 8.60% per annum of the par value thereof; the dates on which dividends shall be payable, if declared, shall be

March 1, June 1, September 1 and December 1 of each year, and the date from and after which dividends on the Series C Preferred Stock shall be cumulative is the date of issuance thereof.

    B. The Series C Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole at any time or from time to time in part, on the notice and otherwise upon the terms set forth in Certificate of Incorporation of the Corporation, at the following redemption prices:

                                                                Price
                                                             Per Share
                                                             ---------
                  If redeemed prior to June 1, 1976,           $110.37
                  If redeemed on or after June 1, 1976
                    and prior to June 1, 1981,                  108.22
                  If redeemed on or after June 1, 1981,
                    and prior to June 1, 1986, and              106.07
                  If redeemed on or after June 1, 1986,         103.92

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared; provided, however, that prior to June 1, 1976 none of the shares of the Series C Preferred Stock may be redeemed directly or indirectly from the proceeds of, or in anticipation of, any refunding operation through the incurring of debt, or through the issuance of Preferred Stock (or of any other class of stock ranking prior to or on a parity with the Series C Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up) if such debt has an interest cost, or such Preferred Stock or other stock has a dividend cost to the Corporation, calculated in each case in accordance with customary financial practice, of less than 8.59%.

    The Series C Preferred Stock shall also be subject to redemption through the operation of the Sinking Fund established in paragraph D below at the redemption price (the "Sinking Fund Redemption Price") of $100 per share, plus an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared.

    In addition, the Corporation shall have the right, at its option, to redeem at the Sinking Fund Redemption Price on June 1, 1976 and on any June 1 thereafter a number of shares of Series C Preferred Stock up to, but not exceeding, the number of shares which on such June 1 the Corporation is obligated to redeem pursuant to the Sinking Fund established in paragraph D below (computed before deduction of any credits permitted under said paragraph
D). This right shall not be cumulative and shall be lost to the extent not exercised on any such June 1. Any shares redeemed pursuant to this paragraph shall not be considered as having been redeemed through the operation of such Sinking Fund for purposes of the credit against such Sinking Fund permitted by paragraph D below and therefore shall be available at the election of the Corporation as such a credit.

    Whenever some but less than all shares of Series C Preferred Stock are to be redeemed, the Corporation shall redeem that portion (to the nearest 10 shares) of the shares held by each holder which bears the same ratio to the aggregate number of shares held by such holder as the number of shares to be redeemed bears to the aggregate number of shares of Series C Preferred Stock outstanding. For the purposes of this paragraph, the stock books of the Corporation shall be conclusive as to the persons, firms or corporations holding shares of Series C Preferred Stock.

    Shares of Series C Preferred Stock redeemed shall not be reissued or otherwise disposed of as shares of Series C Preferred Stock.

    C. Upon any voluntary liquidation, dissolution or winding up of the Corporation, the holders of the Series C Preferred Stock shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, an amount equal to the then applicable optional redemption price fixed in the foregoing paragraph B, plus an amount which shall be equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

    D. There shall be a sinking fund (hereinafter called the "Sinking Fund") for the benefit of the shares of Series C Preferred Stock. For the purposes of the Sinking Fund, out of any net assets of the Corporation legally available therefor remaining after full cumulative dividends upon all series of the Preferred Stock then outstanding to the end of the last preceding dividend period therefor shall have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the Corporation shall set aside in cash annually on June 1 in each year commencing with June 1, 1976, so long as there shall be outstanding any shares of Series C Preferred Stock, an amount sufficient to redeem at the Sinking Fund Redemption Price, 2% of the highest number of shares of Series C Preferred Stock outstanding at any time prior to the close of business on June 1, 1976; provided, however, that there shall be allowed to the Corporation as a credit thereagainst shares of Series C
Preferred Stock which the Corporation may have redeemed (otherwise than through the operation of the Sinking Fund established in this paragraph D) which have not theretofore been used for the purpose of any such credit and which the Corporation shall elect to apply as a credit against the Sinking Fund. The Sinking Fund shall be cumulative so that if on any such June 1 the net assets of the Corporation legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend shall be paid or declared, or any distribution made, on any junior stock or any shares of junior stock shall be purchased, redeemed, or otherwise acquired by the Corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock. Notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or (2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

    Moneys in the Sinking Fund shall be applied on such June 1 to the redemption of shares of Series C Preferred Stock as above provided, and the Corporation shall pay on such redemption from its general funds an amount equal to the accrued and unpaid dividends on the shares so called for redemption. The Corporation shall, prior to each such Sinking Fund redemption, give notice of redemption in the manner provided in the Certificate of Incorporation of the Corporation of such number of shares of Series C Preferred Stock as may be required to satisfy the Sinking Fund. The term "junior stock" as used in paragraphs C and D shall have the meaning assigned to that term herein.

    If for any reason the aggregate amount required to be set aside for the Sinking Fund shall not have been set aside in full through the last preceding June 1, the Corporation shall, so long as any such deficiency exists, set aside or apply to the sinking or purchase fund for each series of Preferred Stock, including the Series C Preferred Stock, only such amounts as shall be in proportion to the respective amounts which would be set aside or payable on account of each such sinking or purchase fund if such sinking or purchase fund were set aside or paid in full.

    (3) Series D Preferred Stock

    200,000 authorized shares of Preferred Stock, of the par value of $100 each, none of which has been issued, shall be issued in and as a series to be designated "8.92% Cumulative Preferred Stock, Series D, $100 par value". Said series is hereinafter called the "Series D Preferred Stock". The term

"Preferred Stock" as used herein shall include all shares of the Cumulative Preferred Stock, $100 par value, authorized by the Certificate of Incorporation of the Corporation, of which the Series D Preferred Stock is a series.

    The designation, relative rights, preferences and limitations of all shares of the Series D Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, shall, as fixed by the Corporation's Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, and as permitted by Section 502 of the Business Corporation Law, be as follows:

    A. The annual dividend rate for the Series D Preferred Stock shall be 8.92% per annum of the par value thereof; the dates on which dividends shall be payable, if declared, shall be and March 1, June 1, September 1 and December 1 of each year, and the date from and after which dividends on the Series D Preferred Stock shall be cumulative is the date of issuance thereof.

    B. The Series D Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole at any time or from time to time in part, on the notice and otherwise upon the terms set forth in the Certificate of Incorporation of the Corporation, at the following redemption prices:

                                                                Price
                                                              Per Share
                                                              ---------
                  If redeemed prior to March 1, 1979,           $110.28
                  If redeemed on or after March 1, 1979
                    and prior to March 1, 1984,                  108.05
                  If redeemed on or after March 1, 1984,
                    and prior to March 1, 1989, and              105.82
                  If redeemed on or after March 1, 1989,         103.59

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared; provided, however, that prior to March 1, 1979 none of the shares of the Series D Preferred
Stock may be redeemed directly or indirectly from the proceeds of, or in anticipation of, any refunding operation through the incurring of debt, or through the issuance of Preferred Stock (or of any other class of stock ranking prior to or on a parity with the Series D Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up) if such debt has an effective interest cost, or such Preferred Stock or other stock has an effective dividend cost, to the Corporation, calculated in each case in accordance with customary financial practice, of less than 8.914%.

    The Series D Preferred Stock shall also be subject to redemption through the operation of the Sinking Fund established in paragraph D below at the redemption price (the "Sinking Fund Redemption Price") of $100 per share, plus an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared.

    In addition, the Corporation shall have the right, at its option, to redeem at the Sinking Fund Redemption Price on March 1, 1979 and on any March 1 thereafter a number of shares of Series D Preferred Stock up to, but not exceeding, the number of shares which on such March 1 the Corporation is obligated to redeem pursuant to the Sinking Fund established in paragraph D below (computed before deduction of any credits permitted under said paragraph
D). This right shall not be cumulative and shall be lost to the extent not exercised on any such March 1. Any shares redeemed pursuant to this paragraph shall not be considered as having been redeemed through the operation of such Sinking Fund for purposes of the credit against such Sinking Fund permitted by paragraph D below and therefore shall be available at the election of the Corporation as such a credit.

    Whenever some but less than all shares of Series D Preferred Stock are to be redeemed, the Corporation shall redeem that portion (to the nearest 10 shares) of the shares held by each holder which bears the same ratio to the aggregate number of shares held by such holder as the number of shares to be redeemed bears to the aggregate number of shares of Series D Preferred Stock outstanding. For the purpose of this paragraph, the stock books of the Corporation shall be conclusive as to the persons, firms or corporations holding shares of Series D Preferred Stock.

    Shares of Series D Preferred Stock redeemed shall not be reissued or otherwise disposed of as shares of Series D Preferred Stock.

    C. Upon any voluntary liquidation, dissolution or winding up of the Corporation, the holders of the Series D Preferred Stock shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, an amount equal to the then applicable optional redemption price fixed in the foregoing paragraph B, plus an amount which shall be equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

    D. There shall be a sinking fund (hereinafter called the "Sinking Fund") for the benefit of the shares of Series D Preferred Stock. For the purpose of the Sinking Fund, out of any net assets of the Corporation legally available therefor remaining after full cumulative dividends upon all series of the Preferred Stock then outstanding to the end of the last preceding dividend period therefor shall have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the Corporation shall set aside in cash annually on March 1 in each year commencing with March 1, 1979, so long as there shall be outstanding any shares of Series D Preferred Stock, an amount sufficient to redeem, at the Sinking Fund Redemption Price, 2% of the highest number of shares of Series D Preferred Stock outstanding at any time prior to the close of business on March 1, 1979; provided, however, that there shall be allowed to the Corporation as a credit thereagainst shares of Series D Preferred Stock which the Corporation may have acquired or redeemed (otherwise than through the operation of the Sinking Fund established in this paragraph D) which have not theretofore been used for the purpose of any such credit and which the Corporation shall elect to apply as a credit against the Sinking Fund. The Sinking Fund shall be cumulative so that if on any such March 1 the net assets of the Corporation legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend shall be paid or declared, or any distribution made, on any junior stock or any shares of junior stock shall be purchased, redeemed, or otherwise acquired by the Corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock. Notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or (2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

    Moneys in the Sinking Fund shall be applied on such March 1 to the redemption of shares of Series D Preferred Stock as above provided, and the Corporation shall pay on such redemption from its general fund an amount equal to the accrued and unpaid dividends on the shares so called for redemption. The

Corporation shall, prior to each such Sinking Fund redemption, give notice of redemption in the manner provided in the Certificate of Incorporation of the Corporation of such number of shares of Series D Preferred Stock as may be required to satisfy the Sinking Fund. The term "junior stock" as used in paragraphs C and D shall have the meaning assigned to that term herein.

    If for any reason the aggregate amount required to be set aside for the Sinking Fund shall not have been set aside in full through the last preceding June 1, the Corporation shall, so long as any such deficiency exists, set aside or apply to the sinking or purchase fund for each series of Preferred Stock, including the Series D Preferred Stock, only such amounts as shall be in proportion to the respective amounts which would be set aside or payable on account of each such sinking or purchase fund if such sinking or purchase fund were set aside or paid in full.

    (4)  Series I Preferred Stock

    800,000 authorized shares of $25 Cumulative Preferred Stock, none of which has been issued, shall be issued in and as a series to be designated "$2.47 Cumulative Preferred Stock, Series I, $25 par value". Said series is hereinafter called the "Series I Preferred Stock". The term "$25 Cumulative Preferred Stock" as used herein shall include all 2,0000,000 shares of the Cumulative Preferred Stock, $25 par value, authorized by the Certificate of Incorporation of the Corporation, of which the Series I Preferred Stock is a series.

    The designation, relative rights, preferences and limitations of all shares of the Series I Preferred Stock, insofar as not already fixed by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, shall, as fixed by the Corporation's Board of Directors in the exercise of authority conferred by the Certificate of Incorporation, as heretofore amended and supplemented by certificates filed pursuant to law, and as permitted by Section 502 of the Business Corporation Law, be as follows:

    A. The annual dividend rate for the Series I Preferred Stock shall be $2.47 per share; the dates on which dividends shall be payable, if declared, shall be March 1 June 1, September 1 and December 1 of each year, and the date from and after which dividends on the Series I Preferred Stock shall be cumulative is the date of issuance thereof.

    B. The Series I Preferred Stock shall be subject to redemption, at the option of the Corporation, in whole at any time or from time to time in part, on the notice and otherwise upon the terms set forth in the Certificate of Incorporation of the Corporation, at the following redemption prices:

                                                                  Price
                                                                Per Share
                                                                ---------
              If redeemed prior to September 1, 1981,             $28.47
              If redeemed on or after September 1, 1981,
                and prior to September 1, 1986,                    27.92
              If redeemed on or after September 1, 1986,
                and prior to September 1, 1991,                    27.36
              If redeemed on or after September 1, 1991,
                and prior to September 1, 1996                     26.81
              If redeemed on or after September 1, 1996            26.25

plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date, whether or not earned or declared; provided, however, that prior to September 1, 1981 none of the shares of the Series I Preferred Stock may be redeemed directly or indirectly from the proceeds of, or in anticipation of, any refunding operation through the incurring of debt, or through the issuance of $25 Cumulative Preferred Stock (or of any other class of stock ranking prior to or on a parity with the Series I Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up) if such debt has an effective interest cost, or such Cumulative Preferred Stock or other stock has an effective dividend cost, to the Corporation, calculated in each case in accordance with customary financial practice, of less than 9.50%.

    The Series I Preferred Stock shall also be subject to redemption through the operation of the Sinking Fund established in paragraph D below at the following redemption prices (the "Sinking Fund Redemption Prices")

                                                            Price
                                                          Per Share
                                                          ---------
         If redeemed on September 1, 1982 or any
             September 1 thereafter prior to September
             1, 1987                                         $25.75
         If redeemed on September 1, 1987 or any
             September 1 thereafter prior to September
             1, 1992                                          25.50
         If redeemed on September 1, 1992 or any
             September 1 thereafter prior to September
             1, 1997                                          25.25
         If redeemed on September 1, 1997 or any
             September 1 thereafter                           25.00
plus, in each case, an amount equal to the dividends accrued and unpaid on the shares of Series I Preferred Stock so redeemed to the redemption date, whether or not earned or declared.

    In addition, the Corporation shall have the right, at its option, to redeem at the applicable Sinking Fund Redemption Price on September 1, 1982 and on any September 1 thereafter a number of shares of Series I Preferred Stock up to, but not exceeding, the number of shares which on such September 1 the Corporation is obligated to redeem pursuant to the Sinking Fund established in paragraph D below (computed before deduction of any credits permitted under said paragraph
D). This right shall not be cumulative and shall be lost to the extent not exercised on any such September 1. Any shares redeemed pursuant to this paragraph shall not be considered as having been redeemed through the operation of such Sinking Fund for purposes of the credit against such Sinking Fund permitted by paragraph D below and therefore shall be available at the election of the Corporation as such a credit.

    Shares of Series I Preferred Stock redeemed, either at the option of the Corporation or through the operation of the Sinking Fund, and shares of Series I Preferred Stock for which credit shall have been taken against the requirements of the Sinking Fund, shall not be reissued or otherwise disposed of as shares of Series I Preferred Stock.

    C. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series I Preferred Stock shall be entitled, before any distribution shall be made to any junior stock, to be paid, out of the net assets of the Corporation, (i) in the event any such liquidation, dissolution or winding up is voluntary, an amount equal to the then applicable optional redemption price fixed in the foregoing paragraph B, and (ii) in the event any such liquidation, dissolution or winding up is involuntary, $25 per share, plus in either case an amount which shall be equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not earned or declared.

    D. There shall be a sinking fund (hereinafter called the "Sinking Fund") for the benefit of the shares of Series I Preferred Stock. For the purposes of the Sinking Fund, out of any net assets of the Corporation legally available therefor remaining after full cumulative dividends upon all series of the $25 Cumulative Preferred Stock then outstanding to the end of the last preceding dividend period therefor shall have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the Corporation shall set aside in cash annually on September 1 in each year commencing with

September 1, 1982, so long as there shall be outstanding any shares of Series I Preferred Stock, an amount sufficient to redeem at the applicable Sinking
Fund Redemption Price, 24,000 shares of Series I Preferred Stock; provided, however, that there shall be allowed to the Corporation as a credit thereagainst shares of Series I Preferred Stock which the Corporation may have acquired or redeemed (otherwise than through the operation of the Sinking Fund established in this paragraph D) which have not theretofore been used for the purpose of any such credit and which the Corporation shall elect to apply as a credit against the Sinking Fund. The Sinking Fund shall be cumulative so that if on any such September 1 the net assets of the Corporation legally available therefor shall be insufficient to permit any such amount to be set aside in full, or if for any other reason such amount shall not have been set aside in full, the amount of the deficiency shall be set aside, but without interest, before any dividend shall be paid or declared, or any distribution made, on any junior stock or any shares of junior stock shall be purchased, redeemed, or otherwise acquired by the Corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior stock. Notwithstanding the foregoing, the Corporation may at any time (1) pay dividends in junior stock or (2) purchase, redeem or otherwise acquire junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other junior stock.

    Moneys in the Sinking Fund shall be applied on such September 1 to the redemption of shares of Series I Preferred Stock as above provided, and the Corporation shall pay on such redemption from its general funds an amount equal to the accrued and unpaid dividends on the shares so called for redemption.
The Corporation shall, prior to each such Sinking Fund redemption, give notice of redemption in the manner provided in the Certificate of Incorporation of the Corporation of such number of shares of Series I Preferred Stock as may be required to satisfy the Sinking Fund. The term "junior stock" as used in paragraphs C and D shall have the meaning assigned to that term herein.

    If for any reason the aggregate amount required to be set aside for the Sinking Fund shall not have been set aside in full through the last preceding September 1, the Corporation shall, so long as any such deficiency exists, set aside or apply to the sinking or purchase fund for each series of $25 Cumulative Preferred Stock, including the Series I Preferred Stock, only such amounts as shall be in proportion to the respective amounts which would be set aside or payable on account of each such sinking or purchase fund if such sinking or purchase fund were set aside or paid in full.

Article VII.  The duration of the Corporation shall be perpetual.

Article VIII. No director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that the foregoing shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that this acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his act violated Section 719 of the Business Corporation Law of New York. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Business Corporation Law of New York is amended hereafter to expand or limit the liability of a director, then the liability of a director of the Corporation shall be expanded to the extent required or limited to the extent permitted by the Business Corporation Law of New York, as so amended.

    (4) This Restatement of the Certificate of Incorporation was authorized by vote of the Board of Directors at a regular meeting held June 28, 1989.

    IN WITNESS WHEREOF this Certificate has been signed this 28th day of June 1989 by the undersigned who each affirm the statements contained herein as true under the penalties of perjury.

                                                /s/ E. S. Larson
                                                --------------------------

                                                   Elwin S. Larson
                                        President and Chief Executive Officer



                                               /s/ Harold Knight, Jr.
                                               ----------------------------

                                               Harold E. H. Knight, Jr.
                                             Vice President and Secretary

                             CERTIFICATE OF CHANGE
                                      OF
                        THE BROOKLYN UNION GAS COMPANY

              Under Section 805-A of the Business Corporation Law

        We, the undersigned, Robert B. Catell being the President and Chief Executive Officer, and Harold E. H. Knight, Jr., being Vice President and Secretary, hereby certify:

        1.      The name of the corporation is The Brooklyn Union Gas Company.

        2. The certificate of incorporation was filed by the Department of State on the ninth day of September, 1895, fixing the duration as fifty years, which was amended by a certificate filed April 3, 1943, extending the duration to perpetual, and subsequently a Restated Certificate of Incorporation was filed on August 1, 1989.

        3. The Restated Certificate of Incorporation is amended to change the address to which the Secretary of State shall mail a copy of the process in any action or proceeding against the Corporation that may be served upon him or her.

                Article III, which sets forth the address to which the Secretary of State shall mail a copy of the process in any action or proceeding against the Corporation that may be served upon him or her, is hereby changed to read as follows:

                        The office of the Corporation in the State of New York
                is located in the City of New York, County of Kings and the address to which the Secretary of State of the State of New York shall mail a copy of the process in any action or proceeding against the Corporation that may be served upon him or her is One MetroTech Center, Brooklyn, New York 11201.

        This change was authorized by vote of the Board of Directors at a regular meeting held on September 25, 1991.

        IN WITNESS WHEREOF, this Certificate has been signed this 6th day of December, 1991 by the undersigned who each affirm the statements contained herein as true under the penalties of perjury.


                                                /s/ Robert B. Catell
                                                -----------------------------
                                                Robert B. Catell
                                                President and
                                                Chief Executive Officer


                                                /s/ Harold E. S. Knight, Jr.
                                                -----------------------------
                                                Harold E. S. Knight, Jr.
                                                Vice President and Secretary


Sworn to before me this
6th day of December, 1991

  [NOTARY PUBLIC SEAL]

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        THE BROOKLYN UNION GAS COMPANY

                         purs. SEC - 805 of the B.C.L.

                               --------------


          We, the undersigned, Robert B. Catell and Harold E.H. Knight, Jr., being respectively the President and Chief Executive officer, and the Vice President and Secretary, of The Brooklyn Union Gas Company (hereinafter referred to as the Corporation), hereby certify that:

          1.  The name of the Corporation is The Brooklyn Union Gas Company.

          2. The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on September 9, 1895.

          3. The Certificate of Incorporation is hereby amended, as authorized by subparagraph (7) of paragraph (b) of Section 801 of the Business Corporation Law, to increase the authorized number of shares of Common Stock per share from 35,000,000 to 70,000,000 shares of the par value of $.50 per share.

          4. Article IV of the Certificate of Incorporation setting forth the amount of Capital Stock is hereby amended and the full text of such provision as amended is set forth below:

              Article IV. The amount of Capital Stock shall be one hundred seventy-five million dollars.

          5. The introductory paragraph of Article V of the Certificate of Incorporation setting forth the number of authorized shares in each class of Capital Stock is hereby amended and the full text of such paragraph as amended is set forth below:

              Article V. The shares which the Corporation may henceforth have are to be classified as follows:

              Nine Hundred Thousand (900,000) of the shares are to be Cumulative Preferred Stock of the par value of $100 per share (hereinafter called the "Preferred Stock"); two million (2,000,000) of the shares are to be Cumulative Preferred Stock of the par value of $25 per share (hereinafter called the "$25 Cumulative Preferred Stock"); and seventy million (70,000,000) of the shares are to be Common Stock of the par value of $.5O per share (hereinafter called the "Common Stock").

          6. The foregoing amendments to the Certificate of Incorporation were authorized by a vote of the holders of a majority of all outstanding shares of Capital Stock of the Corporation entitled to vote thereon at a meeting duly called and held on February 6, 1992.

          IN WITNESS WHEREOF, this certificate of Amendment has been subscribed by the undersigned this 14th day of February, 1992 who each affirm the statements contained herein as true under the penalties of perjury.


                                 /s/ Robert B. Catell
                                 ----------------------------------------
                                     ROBERT B. CATELL
                                 President and Chief Executive
                                   Officer
                                 The Brooklyn Union Gas Company



                                 /s/ Harold E.H. Knight, Jr.
                                 -----------------------------------------
                                     HAROLD E.H. KNIGHT, JR.
                                 Vice President and Secretary
                                 The Brooklyn Union Gas Company

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        THE BROOKLYN UNION GAS COMPANY

                               UNDER SECTION 805

                                      OF

                         THE BUSINESS CORPORATION LAW


                              ------------------

    We, the undersigned, Robert B. Catell and H.E.H. Knight, Jr., being respectively the President and Chief Executive Officer, and Vice President and Secretary of The Brooklyn Union Gas Company (hereinafter referred to as the Corporation), hereby certify that:

    1. The name of the Corporation is The Brooklyn Union Gas Company.

    2. The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on September 9, 1895.

    3. The Certificate of Incorporation is hereby amended in accordance with subparagraphs (8) and (11) of paragraph (b) of Section 801 of the Business Corporation Law, (A) to effect a three-for-two stock split of the seventy million (70,000,000) authorized shares, comprises of 29,532,158 issued shares and 40,467,842 unissued shares, all of the par value $.50 per share, resulting in one hundred five million (105,000,000) authorized shares of which 44,298,237 will be issued shares and 60,701,763 will be unissued shares, all with the par value of $.33 1/3 per share, to be effectuated by the issuance of three new shares of Common Stock of the Corporation with the par value of $.33 1/3 per share for each two old shares of Common Stock of the Corporation with a par value of $.50 per share, and (B) to then cancel 35,000,000 unissued shares of Common Stock of the Corporation with a par value of $.33 1/3 per share, resulting in 44,298,237 issued shares and 25,701,763 unissued shares, resulting in an aggregate of seventy million (70,000,000) authorized shares of Common Stock, all with a par value of $.33 1/3 per share.

    4. Article IV is hereby amended and the full text of such provision is set forth below:

          Article IV. The amount of Capital Stock shall be one hundred sixty-three million three hundred thirty-three thousand one hundred dollars.

    5. The first two paragraphs of Article V of the Certificate of Incorporation setting forth the number of authorized shares in each class of Capital Stock are hereby amended and the full text of such provisions as amended is set forth below:

          Article V. The shares which the Corporation may henceforth have are to be classified as follows:

                Nine Hundred Thousand (900,000) of the shares are to be Cumulative Preferred Stock of the par value of $100 per share (hereinafter called the "Preferred Stock"); two million (2,000,000) of the shares are to be Cumulative Preferred Stock of the par value of $25 per share (hereinafter called the "$25

       Cumulative Preferred Stock"); and seventy million (70,000,000) of the shares are to be Common Stock of the par value of $.33 1/3 per share (hereinafter called the "Common Stock").

    6. The foregoing amendment to the Certificate of Incorporation was authorized by vote of the board of directors at a meeting duly held on April 28, 1993 followed by a vote of the holders of a majority of all outstanding shares of Capital Stock of the Corporation entitled to vote thereon at a meeting duly called and held on June 23, 1993.

    IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed by the undersigned this 29th day of June, 1993 who each affirm the statements contained herein as true under the penalties of perjury.


                                        /s/ Robert B. Catell
                                        --------------------------------
                                        Robert B. Catell
                                        President and Chief Executive Officer
                                        The Brooklyn Union Gas Company


                                        /s/ H.  E.H. Knight, Jr.
                                        --------------------------------
                                        H.E.H. Knight, Jr.
                                        Vice President and Secretary
                                        The Brooklyn Union Gas Company

                               STATE OF NEW YORK
                           PUBLIC SERVICE COMMISSION


                                             Albany, N. Y., July 1, 1993



CASE 93-G-0264 - Petition of The Brooklyn Union Gas Company for the Approval of
                 an Amendment to its Certificate of Incorporation to effect a three-for-two split of the Company's common stock, and to amend the Commission's Order in Cases 89-G-094 and 92-G-1040 concerning the petitioner's various stock plans.


                                  *  *  *  *


        The Public Service Commission hereby consents to and approves this Certificate of Amendment of Certificate of Incorporation of The Brooklyn Union Gas Company under Section 805 of the Business Corporation Law, executed July 1, 1993, in accordance with the order of the Public Service Commission dated June 8, 1993.



                                                By the Commission


                                                /s/
                                                Secretary